EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Time Warner Inc. ("Time Warner") on Form S-8 pertaining to the Time Warner Savings Plan of our report dated February 23, 2006, except as to the Restatement of Prior Financial Information section in Note 1 to the consolidated financial statements in the Form 10-K/A (as defined below) as to which the date is September 8, 2006 with respect to the consolidated restated financial statements and schedule of Time Warner, and our report, dated February 23, 2006, on Time Warner management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Time Warner, included in Time Warner's Annual Report on Form 10-K for the year ended December 31, 2005, as amended by Amendment No. 1 on Form 10-K/A (the "Form 10-K/A"), filed with the Securities and Exchange Commission.


                                                 Ernst & Young LLP

New York, New York
September 8, 2006